Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to use in Post-effective Amendment No. 1 to the Form S-1 Registration Statement of Malvern Federal Bancorp, Inc., and in Amendment No. 2 to the Application for Stock Issuance on form MHC-2 filed with the Office of Thrift Supervision of our report on Malvern Federal Savings Bank and Subsidiary, dated December 11, 2007.

        We also consent to the use of our name as it appears under the captions “Experts” and “Legal and Tax Opinions” in such Registration Statement and Form MHC-2.

/s/ Beard Miller Company LLP
Malvern, Pennsylvania
April 3, 2008